Exhibit 10.2

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

DATED AS OF

JUNE 6, 2011

BY AND AMONG

GENPACT LIMITED

GENPACT GLOBAL HOLDINGS (BERMUDA) LIMITED

(formerly Genpact Global Holdings SICAR S.à.r.l.)

GENPACT GLOBAL (BERMUDA) LIMITED

(formerly Genpact Global (LUX) S.à.r.l.)

AND

THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGES HERETO

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	3
SECTION 1.01	Definitions	3

ARTICLE II CORPORATE GOVERNANCE	11
SECTION 2.01	Composition of the Board	11
SECTION 2.02	Removal	14
SECTION 2.03	Waiver of Applicable Law	15
SECTION 2.04	Role of WB	15

ARTICLE III TRANSFERS OF COMPANY EQUITY SECURITIES	15
SECTION 3.01	[Reserved.]	15
SECTION 3.02	[Reserved.]	15
SECTION 3.03	[Reserved.]	15
SECTION 3.04	[Reserved.]	15
SECTION 3.05	Right of Co-Sale	15
SECTION 3.06	Call Rights	17

ARTICLE IV REGISTRATION RIGHTS	19
SECTION 4.01	Demand for Registration	19
SECTION 4.02	Other Registration	21
SECTION 4.03	Underwritings; Cut-backs	21
SECTION 4.04	Obligations of the Company	22
SECTION 4.05	Expenses	24
SECTION 4.06	Indemnification	25
SECTION 4.07	Holdback Agreement	27
SECTION 4.08	Reports Under Exchange Act	27
SECTION 4.09	Limitations on Other Registration Rights	27
SECTION 4.10	Seller Information	28
SECTION 4.11	Notice to Discontinue	28
SECTION 4.12	Form S-3 Registration	29

ARTICLE V CERTAIN COVENANTS AND AGREEMENTS	32
SECTION 5.01	Confidentiality	32
SECTION 5.02	Conflicting Agreements	33
SECTION 5.03	Corporate Opportunity	33
SECTION 5.04	Financial and Other Information	35

ARTICLE VI MISCELLANEOUS	35
SECTION 6.01	Binding Effect; Assignability; Benefit	35
SECTION 6.02	NOTICES	36
SECTION 6.03	Waiver; Amendment; Termination	39
SECTION 6.04	Governing Law; Venue	39
SECTION 6.05	WAIVER OF JURY TRIAL	40
SECTION 6.06	Specific Enforcement; Cumulative Remedies	40
SECTION 6.07	Entire Agreement	40
SECTION 6.08	Severability	41
SECTION 6.09	Counterparts; Effectiveness	41

EXHIBITS

Exhibit A	GICo Directors; Other Directors
Exhibit B	Form of Joinder Agreement

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) dated as of June 6, 2011 among:

(i) GENPACT LIMITED, a company organized under the laws of Bermuda (the “Company”);

(ii) GENPACT GLOBAL HOLDINGS (BERMUDA) LIMITED (formerly Genpact Global Holdings SICAR S.à.r.l.), a company organized under the laws of Bermuda (“GGH”);

(iii) GENPACT GLOBAL (BERMUDA) LIMITED, (formerly Genpact Global (Lux), a company organized under the laws of Bermuda S.à.r.l.) (“GGL”);

(iv) GENERAL ATLANTIC PARTNERS (BERMUDA), L.P., a Bermuda exempt limited partnership (“GAP Bermuda”);

(v) GAP-W INTERNATIONAL, L.P., a Bermuda exempted limited partnership (“GAP-W”);

(vi) GAPSTAR, LLC, a Delaware limited liability company (“GapStar”);

(vii) GAPCO GMBH & Co. KG, a German limited partnership (“GAPCO”);

(viii) GAP COINVESTMENTS III, LLC, a Delaware limited liability company (“GAPCO III”);

(ix) GAP COINVESTMENTS IV, LLC, a Delaware limited liability company (“GAPCO IV”, and together with GAP Bermuda, GAP-W, GapStar, GAPCO and GAPCO III, “GAP”);

(x) OAK HILL CAPITAL PARTNERS (BERMUDA) L.P., a Bermuda limited partnership (“OH Bermuda”);

(xi) OAK HILL CAPITAL MANAGEMENT PARTNERS (BERMUDA), L.P., a Bermuda limited partnership (“OH Management”);

(xii) OAK HILL CAPITAL PARTNERS II (CAYMAN) L.P., a Cayman Islands limited partnership (“OH Cayman 1”);

(xiii) OAK HILL CAPITAL PARTNERS II (CAYMAN II) L.P., a Cayman Islands Limited Partnership (“OH Cayman 2”);

(xiv) OAK HILL CAPITAL MANAGEMENT PARTNERS II (CAYMAN), L.P.  (“OHCP2”, and together with OH Bermuda, OH Management, OH Cayman 1 and OH Cayman 2, “OH”);

(xv) GENPACT INVESTMENT CO. (BERMUDA) LIMITED, a company organized under the laws of Bermuda (“GICo”); and

(xvi) WIH HOLDINGS, a Mauritius company (“WB”).

If GICo shall hereafter Transfer any of its Common Shares to any of its Permitted Transferees, the term “GICo” shall mean GICo and each of such Permitted Transferees and any right, obligation or action that may be exercised or taken at the election of GICo may be exercised or taken at the election of GICo, and unless otherwise specified herein, such Permitted Transferees.

If WB shall hereafter Transfer any of its Common Shares to any of its Permitted Transferees, the term “WB” shall mean WB and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of WB may be exercised or taken at the election of WB and such Permitted Transferees who, collectively, hold a majority of all of the Common Shares held by WB and its Permitted Transferees.

W I T N E S S E T H :

WHEREAS, GAP and OH intend to distribute the Common Shares held by GICo between GAP and OH (such distribution, the “Distribution”) and thereafter, to dissolve GICo;

WHEREAS, GE’s rights and obligations under the Amended and Restated Shareholders Agreement, dated as of August 7, 2007, as amended (the “Prior Agreement”), by and among GGH and GGL and the shareholders that are signatories thereto terminated pursuant to Amendment No. 3, dated as of June 6, 2011, to the Prior Agreement.

WHEREAS, in connection therewith, the parties hereto wish to amend and restate the Prior Agreement, to, among other things, reflect the dissolution of GICo and to provide for the orderly sale of Common Shares held by the Shareholders; and

WHEREAS, the parties hereto desire to amend and restate the Prior Agreement in its entirety and enter into this Agreement to govern certain of their rights, duties and obligations with respect to the Company.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, to cause the direction of, or, only with respect to the control of GICo, share equally in, the management and/or policies of a Person, whether through ownership or control of more than fifty percent (50%) of the voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.  For the avoidance of doubt, each of GAP, OH and their Affiliates shall be deemed Affiliates of GICo so long as GAP, OH and their Affiliates collectively control GICo.

“Applicable Law” means the applicable laws, rules and regulations of Bermuda that govern the internal affairs of the Company.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law to close.

“Change of Control” means (i) if at any time after the date hereof GAP, OH, GICo, or their respective Affiliates and Permitted Transferees beneficially own, directly or indirectly, Common Shares which comprise or are convertible into more than fifty percent (50%) of the outstanding Common Shares on a Fully Diluted basis (including as part of a “group” (as such term would be interpreted under Section 13(d) of the Exchange Act) with any Persons), then any Transfer during such time (other than an Exempt Transfer of the type specified in clauses (i) and (ii) of the definition thereof) by GAP, OH, GICo or their respective Affiliates and Permitted Transferees resulting in any Person or “group” (as such term would be interpreted under Section 13(d) of the Exchange Act) of Persons other than GAP, OH, GICo, or their respective Affiliates and Permitted Transferees beneficially owning, directly or indirectly, Common Shares which comprise or are convertible into more than fifty percent (50%) of the outstanding Common Shares on a Fully Diluted basis; provided, that following the Distribution, in order to determine whether any Transfer by GAP or OH is of the type specified in clause (i) hereto, the last publicly disclosed shareholding of each of GAP and OH shall be considered, (ii) the Transfer of all or substantially all of the assets of the Companies (determined on a consolidated basis) to any Person or “group” (as such term would be interpreted under Section 13(d) of the Exchange Act) of Persons other than GAP, OH, GICo, or their respective Affiliates and Permitted Transferees, or (iii) if at any time after the date hereof GAP, OH, GICo, or their respective Affiliates and Permitted Transferees beneficially own, directly or indirectly, Common Shares which comprise or are convertible into more than fifty percent (50%) of the outstanding Common Shares on a Fully Diluted basis (including as part of a “group” (as such term would be interpreted under Section 13(d) of the Exchange Act) with any Persons), then, during such time, any merger, consolidation, combination, reorganization, recapitalization or other transaction or series of related transactions resulting in any Person or “group” (as such term would be interpreted under Section 13(d) of the Exchange Act) of Persons not Shareholders (or Affiliates of Shareholders) prior thereto owning, directly or indirectly, Common Shares which comprise or are convertible into more than fifty percent (50%) of the outstanding Common Shares on a Fully Diluted basis.

“Charter” means the Bye-laws and Memorandum of Association of the Company, as the same may be amended or restated from time to time.

“Common Shares” means the ordinary shares of the Company and any capital stock of the Company into which Common Shares may hereafter be converted, changed, reclassified or exchanged.

“Company Designee” means the Company or any of the Company’s Affiliates.

“Corporate Opportunity” means a business opportunity which is, from its nature, in the line or lines of the Company’s existing or prospective business, unless there is a reasonable basis to conclude that the Company is not able to undertake, or has no interest in undertaking, such opportunity.

“Director” means a director or other member of the Board who has full rights to participate in proceedings and to vote on all matters to come before the Board.

 “Eligible Recipients” has the meaning set forth in the WB Master Services Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Transfer” means a Transfer of Common Shares pursuant to (i) a registered public offering under the Securities Act, (ii) any sale in a broker’s transaction, as defined in subsection (f) of Rule 144 under the Securities Act, or (iii) after or in connection with the Qualified Initial Public Offering, a purchase agreement with a placement agent or group of placement agents covering the Common Shares that contemplates the immediate resale of such securities by such placement agent pursuant to the resale exemption provided by Rule 144A under the Securities Act or to “off-shore purchasers” in a Transfer permitted by Regulation S under the Securities Act.

“Fair Market Value” means the price of such Common Shares that would be paid in an arm’s-length transaction to a willing seller under no compulsion to sell, by a willing buyer under no compulsion to buy.

“Fully Diluted” means all outstanding Common Shares and all securities issuable in respect of all Common Shares, on an as-converted or as-exercised basis.

“GE” means collectively, GECIM and GECM.

“GECIM” means GE Capital International (Mauritius), a Mauritius corporation.

“GECM” means GE Capital (Mauritius) Holdings Limited, a Mauritius corporation.

“GICo Designee” means any of (i) the Company, (ii) GICo’s Affiliates and (iii) so long as GAP or OH is an Affiliate of GICo, such Person’s limited partners, capital partners or managed accounts.

“Governmental Authority” means any domestic or foreign federal, state or local government, governmental authority, department, commission, board, bureau, agency, court, instrumentality, or judicial or regulatory body or entity.

“Guarantor” means Wells Fargo & Company, a California corporation.

“Independent Director” means a director who is, as of the date of such director’s appointment and as of any other date on which the determination is being made, an NYSE Independent Director and an SEC Independent Director and who qualifies as independent under any applicable requirements of the laws of Bermuda (or the laws of the Company’s jurisdiction of incorporation, if other than Bermuda).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, voting restriction (statutory or other), lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

“Liquidity Requirements” means, with respect to any Marketable Securities of any Person received by GICo (and following the Distribution, GAP and OH), that the Marketable Securities received (i) represent less than ten percent (10%) of the overall market capitalization of such Person, (ii) represent less than fifteen percent (15%) of the outstanding securities of such Person registered to trade on such exchange or system, (iii) represent less than sixteen (16) times the average daily trading volume of such Person for the thirty (30) trading days immediately preceding determination and (iv) either (A) could be sold immediately under the volume limitations of Rule 144(e) and other requirements thereunder or (B) are entitled to the benefits of either (x) a shelf registration at the time received by such Shareholder or Shareholders until all such securities are sold by such Shareholder or Shareholder or (y) registration rights at least as favorable as any Shareholder’s rights in Article IV hereof (provided that such rights shall be immediately exercisable following receipt of such Marketable Securities).

“Market Price” of any security shall mean the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., in New York City or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case, averaged over a period of thirty (30) days consisting of the day as of which “Market Price” is being determined and the twenty-nine (29) consecutive trading days prior to such day.

“Marketable Securities” means any securities of a Person that are listed on an established national securities exchange or listed or quoted on a comparable established exchange or quotation system in any country not subject to foreign exchange controls.

 “MSA Termination” means, if the WB Master Professional Services Agreement is terminated by (i) MacroWorld, for any reason other than a bona fide termination pursuant to Section 25.1(a), Section 25.5 or Section 25.7 of the Master Professional Services Agreement, or (ii) Genpact International pursuant to Section 25 of the WB Master Professional Services Agreement, the last day Genpact International is providing Services to MacroWorld (and the other Eligible Recipients) under the WB Master Professional Services Agreement (other than Termination Assistance Services) (as each term is defined in the WB Master Professional Services Agreement).

“Nominating Committee” means the nominating and governance committee of the Company and any replacement thereof.

“NYSE” means the New York Stock Exchange.

“NYSE Independent Director” means a director who qualifies, as of the date of such director’s appointment to the Board and as of any other date on which the determination is being made, as an “Independent Director” under the listing requirements of the New York Stock Exchange, as amended from time to time, as determined by the Board of Directors without the vote of such person.

“Ownership Percentage” means, in respect of any Shareholder, the quotient obtained by dividing the aggregate number of issued and outstanding Common Shares held by such Shareholder and its Permitted Transferees, calculated on a Fully Diluted basis, by the aggregate number of issued and outstanding Common Shares held by all Shareholders, calculated on a Fully Diluted basis.

“Permitted Transferee” means, in the case of any Shareholder, any entity that is an Affiliate of such Shareholder (which, in the case of GICo, shall include GAP and OH following the Distribution); provided, however, in the case of a Transfer for value by WB, a Permitted Transferee shall be limited to Affiliates that are (directly or indirectly through one or more Persons) wholly-owned by Guarantor; provided, further, that, for the avoidance of doubt, WB shall not be deemed to be a Permitted Transferee of GE.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority.

“Qualified Initial Public Offering” means the Company’s underwritten public offering of Common Shares pursuant to the registration statement on Form S-1 (file number 333-142875) under the Securities Act and the underwriting agreement dated as of the date hereof between the Company, the underwriters named therein, for which Morgan Stanley & Co.  Incorporated, Citigroup Global Markets Inc.  and JPMorgan Securities Inc.  are acting as representatives, and the selling shareholders named therein.  The date of the Qualified Initial Public Offering shall be the date of the final prospectus for such offering.

“Reorganization Agreement” means the Reorganization Agreement dated as of July 13, 2007 by and among the Company, GGL, GGH and the shareholders listed on the signature pages thereto of GGH

“Registrable Securities” means, at any time, any and all Common Shares held by a Shareholder or issued or issuable upon conversion or exercise of any other Common Shares held by any Shareholder until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares are sold pursuant to Rule 144 (or any successor or similar provision then in force) under the Securities Act, (iii) the entire amount of such Common Shares owned by a Shareholder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Shareholder, without any limitation as to volume under Rule 144 (or any successor or similar provision then in force) under the Securities Act, or (iv) such Common Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing any applicable required legend, and such Common Shares may be resold without subsequent registration under the Securities Act; provided, that, notwithstanding clause (iii) above, Common Shares held by WB shall continue to be Registrable Securities for so long as WB holds at least three (3%) percent of the then outstanding Common Shares of the Company, calculated based upon the number of Common Shares reported as outstanding on the cover page of the Company’s most recent periodic report filed with the SEC; provided, further, that despite WB ceasing to hold Registrable Securities, the Company shall allow any Common Shares held by WB that have been registered in connection with the registration on Form S-3 pursuant to Section 4.12 to remain so registered on such Form S-3 for so long as such Form S-3 remains effective and the provisions of Sections 4.04 and 4.06 shall remain in full force and effect with respect to such registration statement and any sales of securities by WB thereunder.

“SEC” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“SEC Independent Director” means a director who qualifies, as of the date of such director’s appointment to the Board and as of any other date on which the determination is being made, as an “Independent Director” under Rule 10(A)-3 under the Exchange Act as well as any other requirement of the U.S. securities laws which is then applicable to the Company, as determined by the Board of Directors without the vote of such person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of November 7, 2004, as amended, by and among GICo, GE and certain of its Affiliates.

“Share Exchange” means the exchange by the shareholders of GGH (other than GGL) of their shares of GGH for Common Shares and the exchange by the shareholders of GGL of their shares of GGL for Common Shares of the Company in accordance with the Reorganization Agreement.

“Share Exchange Date” means the date the Share Exchange is consummated.

“Shareholder” means each Person (other than the Company) who, at any relevant determination date, shall be a party to or bound by this Agreement and holds Common Shares.

“Specified Shareholder” means GECM, GICo (and following the Distribution, GAP and OH) and any of their Affiliates, provided, that such Shareholder and its Affiliates, acting together, have the ability to designate not less than one Director to the Board pursuant to Article II hereof.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

“Transfer” means, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer, whether directly or indirectly or through hedging or similar derivative transactions, or agree or commit to do any of the foregoing (whether by operation of law or otherwise and whether for lawful consideration or no consideration) and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer or hedging or similar derivative transaction or any agreement or commitment to do any of the foregoing.

“Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following:  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading

“WB MSA Expiration Date” means November 30, 2012.

 “WB Share Amount” shall mean the number of Common Shares held by WB as of the date hereof.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Appraised Valuation	3.06(c)(ii)
Approved Underwriters	4.12(f)
Arbitrator Appraiser	3.06(c)(ii)
Company	Recitals
Confidential Information	5.01(a)
Confidentiality Affiliates	5.01(a)
Co-Sale Outside Date	3.05(c)
Co-Sale Period	3.05(b)
Co-Sale Securities	3.05(a)
Demand Registration	4.01(a)
Demand Request	4.01(a)
Demand Shareholder	4.01(a)
FINRA	4.05
FMV Date	3.06(c)(i)
FMV Notices	3.06(c)(i)
Form S-3 Shelf Registration Statement	4.12(a)
GAP	Recitals
GAP Bermuda	Recitals
GAPCO	Recitals
GAPCO IV	Recitals
GAPCO III	Recitals
GapStar	Recitals
GAP-W	Recitals
GE Agreement	4.01(b)
Genpact Appraiser	3.06(c)(i)
GGH	Recitals
GGL	Recitals
GICo	Recitals
GICo Sale	3.05(a)
Holders’ Counsel	4.04(c)
Incidental Registration	4.02
Initiating Shelf Holder	4.12(e)(i)
Non- Underwritten Shelf Take-Down	4.12(e)(iii)
OH	Recitals
OH Bermuda	Recitals
OH Cayman 1	Recitals
OH Cayman 2	Recitals
OH Management	Recitals
OHCP2	Recitals
Participating Co-Seller	3.05(f)
Prior Agreement	Recitals
Purchaser Notice	3.05(a)
Registration Expenses	4.05
S-3 Participating Holder	4.12(b)
S-3 Registration	4.12(a)
Shareholder	6.01(a)
Shelf Take-Down	4.12(e)(i)
Target Filing Date	4.12(a)
Termination Call Notice	3.06(a)
Third Party Purchaser	3.05(a)
Underwritten Shelf Take-Down	4.12(e)(ii)
Underwritten Shelf Take-Down Notice	4.12(e)(ii)
Valid Business Reason	4.01(e)
WB	Recitals
WB Appraiser	3.06(c)(i)

(c) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time.  When calculating the period before which, within which or after which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

Dollars.  Any reference in this Agreement to “$” or “dollars” means United States dollars.

Share Numbers and Ownership Amounts or Percentages.  All references in this Agreement to share numbers or amounts shall be appropriately adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares occurring after the date hereof.  For purposes of any calculation of share ownership amounts or percentages prior to the Share Exchange Date, such calculation shall be made by multiplying the common shares of GGH owned by such person or persons (on a fully-diluted basis) at such time by the Share Exchange Ratio.

Consents, Approvals or Notices.  Any consent, approval or notice that may be given, delivered or provided or is otherwise required to be given, delivered or provided under this Agreement, whether or not in the exercise of rights under this Agreement, shall be required to be given, delivered or provided in writing in accordance with the provisions of Section 6.02.

Annexes, Exhibits and Schedules.  The Annexes, Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.  All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number.  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings.  The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

Herein.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including.  All references herein to “including” and words of similar import shall be deemed to mean “including without limitation,” or words of similar import.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.01 Composition of the Board.

(a) As of the date hereof, the Board of the Company shall consist of ten (10) Directors.

(i) Subject to the other provisions of this Article II, GICo shall have the right to designate four (4) persons (and following the Distribution, each of GAP and OH shall have the right to designate two (2) persons) for nomination by the Nominating Committee as Directors to the Board, provided that at least two (2) of such persons shall at all times be NYSE Independent Directors (and following the Distribution, at least one (1) person designated by each of GAP and OH shall be a NYSE Independent Director).  At the date hereof such persons shall be as identified on Exhibit A as GICo Directors.

(ii) As of the date hereof, the Chief Executive Officer shall be a Director.

(iii) As of the date hereof, the remaining Directors shall be as identified on Exhibit A as Other Directors, and thereafter shall be such persons as determined by the Nominating Committee, provided that (x) for so long as the Company is listed on the NYSE, at least a majority (or such greater number as then required by the listing standards of the NYSE) of all Directors shall be NYSE Independent Directors and (y) not less than that number of Directors as is needed for service on the Audit Committee (or such greater number as then required by applicable law including the rules and regulations of the NYSE and the SEC) shall be SEC Independent Directors.

(iv) The Board may increase or decrease the number of Directors in accordance with Applicable Law and the Charter.

(b) There shall be a Nominating Committee which shall determine a slate of directors for nomination for election to the Board of Directors at each annual general meeting of the Company at which a class of directors is scheduled to retire and who shall determine nominees to fill any vacancies in accordance with the requirements herein.  The Nominating Committee shall nominate those persons designated by the Shareholders in accordance with this Agreement and shall nominate such other persons determined in accordance with this Agreement.  The Nominating Committee shall consider any persons suggested for nomination by any other shareholder in accordance with the Company’s corporate governance guidelines and any requirements of Applicable Law or the listing standards of the NYSE.  The size and membership of the Nominating Committee shall be determined by the Board and shall, to the extent practicable, be comprised of that number of designees of GICO (and following the Distribution, designees of each of GAP and OH) as is proportional to the number of Directors who are designees of GICo (and following the Distribution, designees of each of GAP and OH) and are on the Board at that time; provided, that it being understood that for so long as any of GAP or OH is entitled to nominate a Director, such proportional number shall not be less than one.  The remaining members shall be Directors who are not designees of either such Shareholder.

(c) At each annual general meeting of the Company where Directors are scheduled to retire in accordance with the Charter, the Shareholders (other than WB) agree to vote their Common Shares in favor of the election of all of the Directors nominated by the Nominating Committee.

(d) Casual vacancies on the Board (including those resulting from actions pursuant to Section 2.02) shall be filled by a Person designated by the Board who shall serve only until the next annual general meeting whereupon the Shareholders shall vote for that Director in accordance with Section 2.01(b).

(e) Subsequent to the date hereof, in the event of any changes in the Ownership Percentage of GICo (and following the Distribution, each of GAP and OH), GICo (and following the Distribution, each of GAP and OH) shall be entitled to designate to the Nominating Committee the number of GICo Directors (and following the Distribution, the number of GAP Directors in the case of GAP and the number of OH Directors in the case of OH) which corresponds to its Ownership Percentage pursuant to the following table, provided that, at least a majority of such designees of GICo (and following the Distribution, a majority of such designees of each of GAP and OH) (or, if the number of such persons shall be two, then one of such persons) shall at all times be NYSE Independent Directors:

Ownership Percentage	Number of Designees
> 30%	4
> 20% and <= 30%	2
=> 10% and <= 20%	1
< 10%	0

GICo (and following the Distribution, each of GAP and OH) shall agree to proportionate modifications to the Ownership Percentage chart set forth in this Section 2.01(b) to reflect the number of Directors which GICo (and following the Distribution, each of GAP and OH) shall be entitled to designate to the Nominating Committee at various Ownership Percentages after giving effect to all increases to the size of the Board contemplated by Section 2.01(a)(iv).  A majority of the Board shall at all times have the right to determine whether or not the Chief Executive Officer shall be entitled to be a Director.

(f) If, at any time, the Ownership Percentage of GICo (and following the Distribution, each of GAP and OH) is reduced (by Transfer, issuance of new Common Shares by the Company or otherwise in compliance with this Agreement), such that the number of Directors that GICo (and following the Distribution, each of GAP and OH) is entitled to designate pursuant to Section 2.01(e) is reduced by one (1) or more Directors, then GICo (and following the Distribution, each of GAP and OH) shall promptly cause such number of its then-designated Directors equal to the number by which the number of its designated Directors has been so reduced as aforesaid to resign from the Board.  Such vacant Director position(s) shall be filled by the Board in accordance with the Charter and this Agreement.  Notwithstanding that GICo (and following the Distribution, each of GAP and OH) is no longer entitled to designate one (1) or more persons to serve as Directors pursuant to Section 2.01(e), nothing herein shall preclude an Affiliate, director, officer, partner, associate or employee of GICo (and following the Distribution, each of GAP and OH) from serving on the Board if such person is elected by the shareholders of the Company in accordance with this Section 2.01(f).

(g) To the extent that GICo (and following the Distribution, each of GAP and OH) is entitled to designate at least one (1) Director pursuant to Section 2.01(e), the Company and the Shareholders (other than WB) shall cause the Board to cause the compensation committee, audit committee, Nominating committee and any other committee of the Board, if any, to include at least one (1) designee of GICo (and following the Distribution, each of GAP and OH) but only if in the case of the audit committee, such designee is an Independent Director and (y) in the case of the compensation committee and the Nominating Committee, such designee is an NYSE Independent Director and an SEC Independent Director if the same is then required by the listing standards of the NYSE and SEC Rules, as the case may be.  The Board shall not create an executive committee without the consent of GICo (and following the Distribution, each of GAP and OH), other than any special committee of Independent Directors established by the Board for a specific purpose.  This right to appoint Persons to the committees of the Company shall, at all times be subject to such designees satisfying any other requirements of Applicable Law and the NYSE Listing Standards.  If any such requirement is applicable to less than all (but not all) the members of such committee, such requirement shall nevertheless be satisfied by each such designee unless compliance therewith is waived by agreement of GICo (and following the Distribution, each of GAP and OH).

(h) [Reserved]

(i) The Board shall hold regular meetings at least on a quarterly basis (which may be by means of video or telephonic conference call) unless otherwise approved by two-thirds of the members of the Board thereof, including at least one (1) GICo Director (if a GICo Director is then appointed to the Board) (and following the Distribution, at least one GAP Director if a GAP Director is then appointed to the Board and at least one OH Director if an OH Director is then appointed to the Board).  Subject to the Charter and Applicable Law, at any meeting of the Board, any GICo Director (and following the Distribution, any GAP Director and any OH Director) may designate any other GICo Director (and following the Distribution, any other GAP Director and any other OH Director, as the case may be) to serve as his proxy to cast his vote on any and all matters that may properly come before the Board at any such meeting.

(j) The Company shall reimburse each of the Directors for all reasonable out-of-pocket expenses incurred in attending meetings of the Board and meetings of committees of the Board.

SECTION 2.02 Removal.  A Shareholder shall cause any designee named by it as a Director to resign from the Board, or from service on any committee, and shall vote its Common Shares in favor of removal of a Director, if at any time such Director does not satisfy any applicable requirements pursuant to NYSE Listing Standards or applicable law for service on the Board or a committee.  No Shareholder shall, at any time it is then entitled to vote for the removal of Directors from the Board, vote any of its Common Shares in favor of the removal of any Director who shall have been designated by GICo (and following the Distribution, GAP and OH) pursuant to Section 2.01, unless (x) the designating party shall have consented to such removal in writing or (y) such removal is for cause (which shall include that such person does not satisfy the requirements for service set forth herein); provided, however, that if GICo (and following the Distribution, GAP or OH, as the case may be) shall request in writing the removal, with or without cause, of any such Director so designated by it, such Shareholder shall vote all its Common Shares that are entitled to vote in favor of such removal.

SECTION 2.03 Waiver of Applicable Law.

(a) Notwithstanding anything to the contrary in this Agreement or under Applicable Law, each Shareholder hereby irrevocably waives any rights such Shareholder has under Applicable Law and the Charter of the Company which conflict with or augment in any respect the relative rights and obligations granted to the Shareholders under this Agreement and agree that the provisions of this Agreement shall govern the rights and obligations of the parties with respect to the matters set forth herein.  To the extent the provisions of Applicable Law or the Charter of the Company provide any Shareholder with any supermajority or class voting rights or approvals that are in addition to or differ from the consent rights set forth in this Agreement, each Shareholder agrees to attend any properly called meeting of Shareholders and vote its Common Shares and/or execute any agreements, consents or other documents reasonably required in order to authorize, ratify or approve any matter that is otherwise approved by holders of a majority of the Common Shares entitled to vote on any such matter.  Each Shareholder shall promptly vote or shall cause to be voted all of its Common Shares that are entitled to vote or promptly execute proxies or written consents, as the case may be, in favor of any matter that requires a unanimous shareholder vote under Applicable Law and that has been otherwise approved by holders of a majority of the Common Shares entitled to vote on any such matter, and the Shareholders will not exercise any dissent rights which they may have in connection therewith.

SECTION 2.04 Role of WB. Notwithstanding anything to the contrary in this Article II or in this Agreement, WB shall not be bound by any voting requirements and shall be unrestricted to vote (or to enter into any other agreement to vote) its Common Shares in its sole discretion. Any reference to “Shareholder” or “Shareholders” in Article II shall not include WB.

ARTICLE III

TRANSFERS OF COMPANY EQUITY SECURITIES

SECTION 3.01 [Reserved.].

SECTION 3.02 [Reserved.].

SECTION 3.03 [Reserved.].

SECTION 3.04 [Reserved.].

SECTION 3.05 Right of Co-Sale.

(a) At any time that GICo (and following the Distribution, either GAP or OH or their respective Permitted Transferees) proposes to Transfer (“GICo Sale”) any Common Shares (“Co-Sale Securities”) to any Person other than (i) to a Permitted Transferee, (ii) pursuant to clauses (i) or (ii) of the definition of Exempt Transfer, or (iii) less than 44,575,000 Common Shares (each, a “Third Party Purchaser”), and, if such proposed Transfer would result in a Change of Control, GICo (and following the Distribution, GAP or OH or their respective Permitted Transferees, as applicable) (such stockholder, the “Selling Shareholder”) shall promptly deliver to WB, written notice (“Purchaser Notice”) of such proposed Transfer indicating the proposed purchase price per Common Share, and the other material terms and conditions of the proposed Transfer.  WB shall have the right to sell to the Third Party Purchaser, as a condition to such sale by such Selling Shareholder, at the price per Common Share and on the same terms and conditions as set forth in the Purchaser Notice, up to that percentage of the Common Shares it collectively holds as equals (x) the total number of Common Shares proposed to be Transferred by the Selling Shareholder divided by (y) the total number of Common Shares owned by the Selling Shareholder.  The Selling Shareholder shall issue a new Purchaser Notice if any material term of such proposed Transfer changes.

(b) WB may elect to participate in such GICo Sale pursuant to this Section 3.05 by delivering written notice to the Selling Stockholder within five (5) Business Days after its receipt of the most recent Purchaser Notice (“Co-Sale Period”) indicating the number and type of Common Shares it desires to sell to the Third Party Purchaser.  The failure of WB to respond to the Selling Shareholder within the Co-Sale Period shall be deemed to be a waiver of such party’s rights under this Section 3.05.

(c) If WB does not elect to participate in the GICo Sale, then the Selling Shareholder may sell the Co-Sale Securities to the Third Party Purchaser(s) at a price per Common Share not greater than, and on terms and conditions not materially more favorable, in the aggregate, to the Selling Shareholder than those set forth in the Purchaser Notice (except that the Selling Shareholder may sell the Co-Sale Securities for a lower price or on other terms less favorable to the Selling Shareholder); provided, however, that such sale (A) is bona fide and made for consideration consisting solely of cash, Marketable Securities or both; provided that the Marketable Securities that would be received satisfy the Liquidity Requirements and (B) is completed within one hundred and eighty (180) days after the expiration of the Co-Sale Period (the “Co-Sale Outside Date”).

(d) The exercise or non-exercise of WB’s rights under this Section 3.05 to participate in one (1) or more GICo Sales shall not affect such party’s rights to participate in subsequent sales by GICo (and following the Distribution, GAP or OH) that meet the conditions specified in this Section 3.05. WB hereby agrees that it shall treat all aspects of the Purchaser Notice and the GICo Sale as Confidential Information and shall be bound by the confidentiality obligations in Section 5.01 with respect to such Purchaser Notice and GICo Sale.

(e) At all times prior to entry by WB into a binding agreement with a Third Party Purchaser with respect to a GICo Sale, such party shall be free to withdraw its participation in such sale.  None of GICo (and following the Distribution, GAP or OH)  or WB shall have any liability to the other if any sale proposed to be made pursuant to this Section 3.05 is not consummated.

(f) In connection with any GICo Sale pursuant to this Article III, WB, if it participates in such GICo Sale (a “Participating Co-Seller”), shall only be required to make substantially the same representations and warranties, covenants and other agreements as the Selling Shareholder has agreed to make in connection with the proposed Transfer.  The Participating Co-Seller shall be obligated, in connection with any GICo Sale, to bear its proportionate share of all transaction-related costs, fees and expenses (including the reasonable fees, costs, expenses and disbursements of the Selling Shareholder attorney and financial advisors) and to be liable for its proportionate share of all indemnification obligations on a several and not joint basis, in each case, with respect to its pro-rata share of such GICo Sale (based on such Participating Co-Seller’s Common Shares Transferred in relation to the total number of Common Shares Transferred on a Fully Diluted basis); provided, however, that no Participating Co-Seller shall be obligated in connection with such Transfer to agree to indemnify or hold harmless any Person with respect to an amount in excess of the net proceeds received by it in connection with such Transfer.

SECTION 3.06 Call Rights.

(a) MSA Termination.  If the MSA Termination occurs prior to the WB MSA Expiration Date, the Company (and/or any Company Designee) may, at its option, by delivery of written notice (the “Termination Call Notice”) to WB within ninety (90) days after the date of the MSA Termination, require WB to sell, and in such case WB shall sell, to the Company (and/or any Company Designee) any or all of WB’s Common Shares then held by WB upon the terms and conditions set forth in this Section 3.06.  If the Company (and/or any Company Designee) fails to deliver the Termination Call Notice within ninety (90) days after the date of the MSA Termination, WB shall retain its Common Shares.

(b) The purchase price of the Common Shares sold by WB to the Company pursuant to Section 3.06(a) shall be the Market Price determined as of the date specified by the Company for such purposes in the Termination Call Notice (such date being a date not more than 30 days prior to the date of the Termination Call Notice), or if there is no Market Price at such time, the Appraised Valuation.

(c) In the event that an Appraised Valuation is required, WB and the Company shall comply with the following.

(i) Within five (5) Business Days following the delivery of the Termination Call Notice, WB and the Company shall, by written notice delivered to the other party, each designate an independent appraiser (the “Genpact Appraiser” and the “WB Appraiser,” respectively), each of whom shall be a nationally recognized investment banking firm.  WB shall cause the WB Appraiser and the Company shall cause the Genpact Appraiser to deliver to WB and the Company, not later than thirty (30) days following the delivery of the Termination Call Notice, their respective determinations of the Fair Market Value of the Common Shares proposed to be sold (the “FMV Notices”) as of such thirtieth (30th) date (the “FMV Date”).  The fees and expenses of each appraiser shall be borne by the party designating such appraiser.

(ii) The “Appraised Valuation” shall be expressed on a per share basis based on the Common Shares held by WB that are subject to Section 3.06(a) and shall be the average of the two Fair Market Values set forth in the FMV Notices, unless the higher of the two Fair Market Values is more than 10% above the lower of the two Fair Market Values.  In such event, the WB Appraiser and the Genpact Appraiser shall together appoint a third nationally recognized investment banking firm (the “Arbitrator Appraiser”) within five (5) Business Days following the date of the initial FMV Notices.  WB and the Company shall cause the Arbitrator Appraiser to, within thirty (30) days of the date of its appointment, deliver to WB and the Company the Arbitrator Appraiser’s determination of the Fair Market Value of the Common Shares proposed to be sold as of the FMV Date, which must be equal to or between the two previously delivered Fair Market Values.  The Fair Market Value so determined by the Arbitrator Appraiser shall be deemed to be the Appraised Valuation and shall be binding on WB and the Company.  The fees of the Arbitrator Appraiser shall be borne fifty percent (50%) by the Company and fifty percent (50%) by WB.

(d) Notwithstanding any other provision contained in this Section 3.06, if the Appraised Valuation is determined by the Arbitrator Appraiser and is greater than 105% of the Fair Market Value of the Common Shares determined by the Genpact Appraiser, the Company may revoke the Termination Call Notice, and in such case shall have no obligation to purchase WB’s Common Shares.

(e) The applicable purchase price as determined above shall be payable in cash at the closing described in Section 3.06(g).

(f) Each of WB and the Company (and/or any Company Designee) shall take all such further actions as may be necessary to effect any Transfer contemplated by this Section 3.06 in accordance with Applicable Law.

(g) WB hereby represents and warrants that all of its Common Shares Transferred to the Company (and/or any Company Designee) pursuant to this Section 3.06 will, immediately prior to such Transfer, be owned, beneficially and of record, by WB, free and clear of Liens created by, through or under WB.

(h) At the closing of the purchase and sale of the Common Shares pursuant to Section 3.06(a), WB shall deliver to the Company (and/or any Company Designee) the number of WB’s Common Shares specified in the Termination Call Notice and the Company (and/or any Company Designee) shall pay an amount of cash by wire transfer of immediately available funds to a bank account specified by WB equal to the Market Price or the Appraised Valuation as determined pursuant to Section 3.06(c), as applicable.  The closing of the purchase and sale of the Common Shares pursuant to Section 3.06(a) shall take place at a location designated by the Company on such date and time as may be agreed upon by the parties within the ninety (90) day period following the date of the Termination Call Notice, or such other date as shall be mutually agreed to by the parties; provided, that either party may extend such ninety (90) day period for an amount of time as is reasonably necessary to comply with any requirements of Applicable Law.

ARTICLE IV

REGISTRATION RIGHTS

SECTION 4.01 Demand for Registration.

(a) If the Company shall receive at any time, a written request (a “Demand Request”) from GICo (and following the Distribution, GAP or OH) (the Shareholder making any such written request, the “Demand Shareholder”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price in excess of $75 million (a “Demand Registration”), then the Company shall, subject to Section 4.01(e), and, provided, that the Demand Shareholder, at the time of delivery of the Demand Request, holds not less than 5% of the outstanding Common Shares of the Company:

(i) as soon as practicable, and in any event within sixty (60) days of the receipt of such Demand Request, file a registration statement under the Securities Act covering all Registrable Securities which the Demand Shareholder requests to be registered, subject to Section 4.03; and

(ii) use its reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.

(b) If the Demand Shareholder intends to distribute the Registrable Securities covered by the Demand Request by means of an underwriting, the Demand Shareholder shall so advise the Company as a part of the Demand Request made pursuant to Section 4.01(a). The underwriter for such Demand Registration will be a nationally recognized investment bank selected by the Company with the approval of the Demand Shareholder (which approval shall not be unreasonably withheld, delayed or conditioned) and the terms of such Demand Registration shall be subject to Section 4.03. Within three (3) Business Days after (x) the receipt of a request for a Demand Registration from the Demand Shareholder or (y) the receipt of a written request from an Affiliate of General Electric Company that is a holder of more than 5% of the outstanding Common Shares of the Company that the Company file a registration statement under the Securities Act covering the registration of Common Shares with an anticipated aggregate offering price in excess of $75 million pursuant to that certain Registration Rights Agreement, dated as of June 6, 2011, between GECM and the Company (the “GE Agreement”), the Company shall (i) give written notice thereof to each other Shareholder holding Registrable Securities (other than the Demand Shareholder which has requested a registration under Section 4.01(a)) and (ii) subject to Section 4.03, include in such registration statement all of the Registrable Securities held by such Shareholders from whom the Company has received a written request for inclusion therein within five (5) Business Days of the receipt by such Shareholders of such written notice referred to in clause (i) above. Each such request by such Shareholders shall specify the number of Registrable Securities proposed to be registered. The failure of any such Shareholder to respond within such five (5) Business Day period referred to in clause (ii) above shall be deemed to be a waiver of such Shareholder’s rights under this Section 4.01(b). Any Shareholder holding Registrable Securities may waive its rights under this Article IV prior to the expiration of such five (5) Business Day period by giving written notice to the Company, with a copy to the Demand Shareholder.

(c) The Company shall not be obligated to pay the Registration Expenses of a Demand Request pursuant to this Section 4.01 if Registrable Securities shall have been sold pursuant to a Demand Registration (or a Demand Registration shall have become effective) in the twelve (12) month period prior to the receipt of such Demand Request but such Registration Expenses shall instead be borne by the holders of the Registration Securities participating in such Demand Registration pursuant to Section 4.01(b), pro rata based on the number of shares of Registrable Securities sold by such holder thereof and the Company shall be promptly reimbursed (by wire transfer) by such holders for any such out-of-pocket Registration Expenses incurred by the Company upon the submission of invoices for such expenses by the Company to such holders; provided, however, that if the effective date of any such subsequent Demand Registration is reasonably likely to occur outside of such twelve (12) month period, the Company’s obligations hereunder to prepare a registration statement and to pay the associated Registration Expenses shall continue, but the Company shall not in any event become obligated to pay the Registration Expenses associated with such registration statement unless it is declared effective after the expiration of such twelve (12) month period.  For the purposes of such limitation, the Company’s compliance with its obligations under Section 4.12 in the case of an Underwritten Shelf Take-Down (as defined below) shall be deemed to be a Demand Registration.

(d) [Reserved].

(e) If the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would or would be reasonably likely to materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction or negotiation involving the Company or otherwise require premature disclosure of information, including financial information, that would be materially disadvantageous to the Company (a “Valid Business Reason”), the Company may postpone filing a registration statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than an aggregate of ninety (90) days in any twelve (12) month period and in case a registration statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement; provided, however, that, in the event of such withdrawal or termination, the Company shall pay all reasonable out-of-pocket costs and expenses of the Demand Shareholder whether or not such costs and expenses are covered by Section 4.05.  If a registration statement shall be effective at the time the Company postpones, withdraws or terminates it, the Demand Shareholder shall immediately cease to use any prospectus contained therein upon receipt of notice from the Company in compliance with Section 4.11.  The Company shall give written notice of its determination to postpone or withdraw a registration statement and, if the Valid Business Reason for such postponement or withdrawal no longer exists, of such fact, in each case, promptly after the occurrence thereof.  Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 4.01(e) more than once in any twelve (12) month period.

SECTION 4.02 Other Registration.  Each time the Company proposes to register on its own behalf any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Shares being registered is Common Shares issuable upon conversion of debt securities which are also being registered, or a Registration Statement on Form S-4 or other Registration Statement filed in connection with any acquisition by the Company or any of its Subsidiaries), the Company shall, at such time, promptly deliver to each Shareholder holding Registrable Securities written notice of such registration (which notice shall not be given less than five (5) days prior to the effective date of the Company’s registration statement).  Upon the written request of any Shareholder holding Registrable Securities given within two (2) Business Days after receipt of such notice by such Shareholder indicating the number of shares of Registrable Securities desired to be registered, the Company shall, subject to the provisions of Section 4.03, cause to be registered under the Securities Act all of the Registrable Securities that such Shareholder has requested to be registered (an “Incidental Registration”).  Each Shareholder selling securities pursuant to this Section 4.02 shall have the right to withdraw such request for inclusion of Registrable Securities in any registration statement pursuant to this Section 4.02 by delivering written notice of such withdrawal to the Company.  In addition, the Company or any selling Shareholder shall have the right to postpone, terminate or withdraw any registration initiated by it under this Section 4.02 prior to the effectiveness of such registration whether or not any Shareholder has elected to include securities in such registration.

SECTION 4.03 Underwritings; Cut-backs.

(a) If the Company proposes or is required by a Shareholder to register Registrable Securities pursuant to an underwriting, the Company shall not be required to include any Registrable Securities of any Shareholder in such underwriting unless such Shareholder accepts the terms of the underwriting as agreed upon between the Company and its underwriters; provided, however, that no Shareholder shall be required to make any representations or warranties in connection with any such registration (whether in any underwriting agreement or otherwise) other than representations and warranties as to (i) such Shareholder’s ownership of its Registrable Securities to be Transferred free and clear of all liens, claims, and encumbrances, (ii) such Shareholder’s power and authority to effect such Transfer, (iii) such matters pertaining to such Shareholder’s compliance with securities laws as may be reasonably requested, (iv) the accuracy of any other information provided by such Shareholder for inclusion in any registration statement and (v) such Shareholder’s compliance with any prohibition on the use of free writing prospectuses set forth in such underwriting agreement; and provided, further, that the obligation of such Shareholder to indemnify pursuant to any such underwriting arrangement shall be several, not joint and several, and in proportion to the value of securities it is including in such registration; and provided, further, that such liability will be limited to the net amount received by such Shareholder from the sale of its Registrable Securities pursuant to such registration.  If the total number of securities, including Registrable Securities, requested by all Persons to be included in any offering exceeds the amount of securities to be sold that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.  In the event that the underwriters determine that less than all of the securities requested to be registered can be included in such offering, then the securities that are included in such offering shall be apportioned pro rata among all selling Shareholders based on the number of Registrable Securities owned by each such Shareholder.

SECTION 4.04 Obligations of the Company.  Whenever required under this Article IV to effect the registration of any Registrable Securities, and subject to Section 4.01(e) and Section 4.12(b), the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof (except that registration statements filed by the Company to satisfy its obligations under Section 4.12 shall, subject to the provisions of Section 4.12, be on Form S-3 (or a successor short form registration statement)), and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to sixty (60) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such sixty (60) day period shall be extended for a period of time equal to the period the holder refrains from selling any securities included in such registration at the request of an underwriter of Common Shares; and (ii) in the case of any registration of Registrable Securities pursuant to Section 4.12 such sixty (60) day period shall be extended and the Company shall keep the registration statement effective until all Registrable Securities required to be registered thereunder are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) before filing a registration statement or prospectus or any amendments or supplements thereto, provide counsel to the Shareholders holding Registrable Securities being registered in such registration (as selected by holders of a majority of the Registrable Securities being registered by Shareholders (“Holders’ Counsel”) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control, and (y) the Company shall notify each Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all action required to prevent the entry of such stop order or to remove it if entered;

(d) furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(f) in the event of any underwritten public offering, including an Underwritten Shelf Take-Down (as defined below) (i) enter into and perform its obligations under an underwriting agreement, in usual and customary form and (ii) permit each Shareholder eligible to participate in any such offering to include its Registrable Securities in such offering on the same terms and conditions as the securities of the Company and each other Person included therein subject to (A) the acceptance by such Shareholder of the terms of such offer as agreed between the Company, such other Shareholders and the Managing Underwriter and (B) Sections 4.03 and 4.12, as applicable;

(g) do all things customary or reasonably requested by the managing underwriter to assist and facilitate the sale of Registrable Securities offered in an underwritten offering (including a Underwritten Shelf Take-Down), including causing its officers and employees to participate in any “road show” and meetings with prospective purchasers; provided that the Company shall only be required to perform its obligations under this Section 4.04(g) if the anticipated aggregate offering price of all Registrable Securities included in such underwritten offering exceeds $100 million;

(h) cause all such Registrable Securities registered pursuant to this Agreement to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed;

(i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(j) use its reasonable best efforts in the event of any underwritten public offering to furnish on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

SECTION 4.05 Expenses.  Subject to Section 4.01(c), all expenses incident to the Company’s performance of or compliance with this Article IV including all registration and filing fees; all fees and expenses associated with filings required to be made with the Financial Institution Regulated Authority (“FINRA”) (including, if applicable, the fees and expenses of any “qualified independent underwriter”), as may be required by the rules and regulations of the SEC, any stock exchange or FINRA; fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel to the Company in connection with “blue sky” qualifications of the Registrable Securities); rating agency fees; printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses); messenger and delivery expenses; the Company’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties); the fees and expenses incurred in connection with any listing of the Registrable Securities; fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance); securities acts liability insurance (if the Company elects to obtain such insurance); the fees and expenses of any special experts retained by the Company in connection with such registration; the fees and expenses of other persons retained by the Company; and the reasonable fees and expenses of one (1) counsel to all holders of Registrable Securities, which counsel shall be chosen by the holders of a majority of the Registrable Securities included in any registration (all such expenses being herein called “Registration Expenses”) will be borne by the Company, whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities, which expenses shall be borne by the selling shareholders pro-rata on the basis of the number of shares so registered.

SECTION 4.06 Indemnification.  In the event any Registrable Securities are included in a registration statement under this Article IV:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Shareholder, its partners, members, officers, directors, shareholders, legal counsel, accountants, any underwriter (as defined in the Securities Act) and each person, if any, who controls any Shareholder or any underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company will pay each Shareholder and each underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.06(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Shareholder, or any such underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, liabilities or actions (joint or several) to which any of the foregoing persons may become subject, against any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder, expressly for use in connection with such registration; and such Shareholder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.06(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.06(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Shareholder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 4.06(b) exceed the net proceeds received by such indemnifying Shareholder from the offering to which such Violation relates.

(c) Promptly after receipt by an indemnified party under this Section 4.06 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.06, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  No indemnifying party may settle any suit, claim or violation without the unconditional release of the indemnified party on any claims that are the subject matter of the violation and so long as such settlement does not include a statement of or admission of fault of the indemnified party.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) a Shareholder or any controlling person of a Shareholder, makes a claim for indemnification pursuant to this Section 4.06 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.06 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of a Shareholder or any such controlling person in circumstances for which indemnification is provided under this Section 4.06, then, and in each such case, the Company and such Shareholder will contribute to the aggregate Violation to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements, omissions or violations that resulted in such Violation, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided, further, that in no event shall a Shareholder’s liability pursuant to this Section 4.06(d), when combined with the amounts paid or payable by such Shareholder pursuant to Section 4.06(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Shareholder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of such underwriting agreement shall control.

(f) The obligations of the Company and Shareholders under this Section 4.06 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article IV, and shall survive the termination of this Agreement.

SECTION 4.07 Holdback Agreement.  Unless the managing underwriter for any registration or offering otherwise agrees, each of the Company and each Shareholder entitled to participate in such offering agrees (and the Company agrees, in connection with any underwritten registration, to use its commercially reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Common Shares during the ten (10) Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed ninety (90) days in the case of any other public offering) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.  Notwithstanding the foregoing, this Section 4.07 shall not apply unless all then executive officers and Directors of the Company and each holder of securities representing 10% or more of the outstanding securities of the Company, enter into similar agreements.  Any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriter shall apply to each seller of Registrable Securities on a pro-rata basis in accordance with the number of Registrable Securities held by each seller.

SECTION 4.08 Reports Under Exchange Act.  With a view to making available the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Shareholders to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) furnish to each Shareholder, so long as such Shareholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to whether it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual, quarterly and current reports of the Company under the Exchange Act and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Shareholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

SECTION 4.09 Limitations on Other Registration Rights.  Except for registration rights set forth herein and except for registration rights granted to GE pursuant to the GE Agreement, the Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company.  The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Shareholders in this Agreement or which materially impairs such rights or grant any additional registration rights to any Person (except for registration rights granted to GE under the GE Agreement) or with respect to any securities which are prior in right.  Notwithstanding the foregoing, the Company may grant registration rights which are (i) junior to or (ii) pari passu to and pro rata with the rights of the Shareholders, including, for the avoidance of doubt, the pro rata reduction of each selling Shareholder’s rights pursuant to Section 4.04(b) - (f).

SECTION 4.10 Seller Information.  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

SECTION 4.11 Notice to Discontinue.

(a) The Company shall use its best efforts to notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.11(a), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.11(a) and, if so directed by the Company, such Shareholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Shareholder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.  If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period(s) referred to in Section 4.04(a) and Section 4.12(a)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.11(a) to and including the date when sellers of such Registrable Securities under such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.11(a).

SECTION 4.12 Form S-3 Registration.

(a) Form S-3 Registration.  Notwithstanding anything to the contrary in this Article IV, as soon as practicable after the date hereof but in any event no later than sixty-five (65) days following the date hereof (such date, the “Target Filing Date”), the Company shall register under the Securities Act on Form S-3 (an “S-3 Registration”) the sale of all or, if requested by a holder of Registrable Securities that would otherwise be included therein, a portion of the Registrable Securities (which S-3 Registration shall be a shelf registration pursuant to Rule 415 promulgated under the Securities Act).  For the avoidance of doubt, the notice referred to in the previous sentence may be given by any holder of Registrable Securities and need not be given by more than one such holder, and upon such notice, the Company shall include in such S-3 Registration any Registrable Securities requested by a holder of Registrable Securities.  A holder of Registrable Securities who originally requested that a Form S-3 Shelf Registration Statement not include certain Registrable Securities may from time to time request the Company to register any or all of such Registrable Securities not included in such Form S-3 Shelf Registration and upon such request the Company shall use its commercially reasonable efforts to register such additional shares in an amended or new Form S-3 Shelf Registration Statement. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to file a registration statement relating to the S-3 Registration (taking into account, among other things, accounting and regulatory matters) and use commercially reasonable efforts to cause such registration statement to become effective, as promptly as practicable but in no event later than sixty days after the Target Filing Date, provided that such sixty-day period shall be subject to extension for a reasonable period following the receipt by the Company of comments from the staff of the SEC, taking into account a reasonable period for the Company to respond to any such comments.  Notwithstanding anything to the contrary in this Article IV, if the Company is not eligible to use Form S-3 under the Securities Act in connection with a secondary public offering of its equity securities, then the Company’s obligations under this Section 4.12 shall be suspended until such time as the Company is so eligible, upon which time the Company shall promptly file such registration statement, subject to the provisions of this Section 4.12.  Subject to the terms of this Agreement, if the registration statement for an S-3 Registration ceases to be effective at any time after its effectiveness, the Company shall use commercially reasonable efforts to file a new S-3 Registration as soon as it is eligible to use Form S-3 (or similar short form registration then available) under the Securities Act in connection with a secondary public offering of its equity securities (taking into account, among other things, accounting and regulatory matters), and to use commercially reasonable efforts to cause such Registration Statement to become effective, taking into account reasonable periods to respond to any comments received from the staff of the SEC.  If at the time of filing any S-3 Registration pursuant to this Section 4.12(a) the Company is a Well-Known Seasoned Issuer (as defined in Rule 405 of the Securities Act), the Company shall cause such S-3 Registration to be made pursuant to an Automatic Shelf Registration Statement and, if requested by a holder of Registrable Securities, may omit the name of such holder and the amount of the Registrable Securities to be offered thereunder by such holder.  Any registration Statement filed under this Section 4.12(a) shall be referred to as a “Form S-3 Shelf Registration Statement.”

(b) Limitations on Form S-3 Registrations. If the Board determines that a Valid Business Reason exists, (x) the Company may postpone filing a Form S-3 Shelf Registration Statement relating to an S-3 Registration (but not the preparation of the Registration Statement) until such Valid Business Reason no longer exists, but in no event for more than ninety days after the Target Filing Date or, if later, after the occurrence of the Valid Business Reason and (y) in case a registration statement has been filed relating to an S-3 Registration but has not at such time been declared effective, the Company may cause such registration statement to be withdrawn or postpone amending or supplementing such registration statement for up to ninety days after the occurrence of the Valid Business Reason.  The Company shall give written notice to all holders of Registrable Securities registered under any such Form S-3 Shelf Registration Statement (each, an “S-3 Participating Holder”) of its determination to postpone or delay amending or supplementing such Form S-3 Shelf Registration Statement and of the fact that the Valid Business Reason for such postponement or delay no longer exists, in each case, promptly after the occurrence thereof.  Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing or delay amending or supplementing a filing under this Section 4.12(b) due to a Valid Business Reason more than once in any twelve-month period.  If a Form S-3 Shelf Registration Statement has been declared effective prior to the occurrence of the Valid Business Reason, the provisions of Section 4.11 and not this Section 4.12(b) shall apply.

(c) [Reserved]

(d) Automatic Shelf Registration Statement.  After the Form S-3 Shelf Registration Statement with respect to an S-3 Registration that is an Automatic Shelf Registration Statement becomes effective, upon written request by an S-3 Participating Holder and following such S-3 Participating Holder’s cooperation with any reasonable requests of the Company for information from such S-3 Participating Holder, the Company shall, if necessary, as promptly as practicable after receiving such request and following such cooperation by such S-3 Participating Holder, (i) file with the Commission a prospectus supplement naming such holders as selling stockholders and the amount of Registrable Securities to be offered and include, to the extent not included or incorporated by reference in the Form S-3 Shelf Registration Statement, any other information omitted from the Prospectus used in connection with such Form S-3 Shelf Registration Statement as permitted by Rule 430B promulgated under the Securities Act (including the plan of distribution and the names of any underwriters, placement agents or brokers) and (ii) pay any necessary filing fees to the Commission within the time period required.

(e) Shelf Take-Downs.

(i) Any S-3 Participating Holder (an “Initiating Shelf Holder”) may initiate an offering or sale of all or part of its Registrable Securities registered under a Form S-3 Shelf Registration Statement (a “Shelf Take-Down”), in which case the provisions of this Section 4.12(e) shall apply.

(ii) If an Initiating Holder that is GAP or OH so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down shall be in the form of an underwritten public offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable, following such Initiating Shelf Holder’s cooperation with any reasonable requests of the Company for information.  The Initiating Shelf Holder delivering the Underwritten Shelf Take-Down Notice shall indicate whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other marketing effort by the underwriters.  Upon receipt of an Underwritten Shelf Take-Down Notice, the Company shall promptly (but in any event no later than three (3) Business Days prior to the expected launch date of such Underwritten Shelf Take-Down) give written notice of such Underwritten Shelf Take-Down to all other S-3 Participating Holders, and shall permit the participation of all such S-3 Participating Holders that request inclusion in such Underwritten Shelf Take-Down who respond in writing within three (3) Business Days after the receipt of such notice of their election to participate.

(iii) If any Initiating Shelf Holder desires to effect a Shelf Take-Down that does not constitute an Underwritten Shelf Take-Down (a “Non- Underwritten Shelf Take-Down”), such Initiating Shelf Holder shall so indicate in a written request delivered to the Company no later than two (2) Business Days prior to the expected date of such Non-Underwritten Shelf Take-Down, which request shall include (A) the total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Take-Down, (B) the expected plan of distribution of such Non-Underwritten Shelf Take-Down and (C) the action or actions, if any, required (including the timing thereof) in connection with such Non-Underwritten Shelf Take-Down, and, subject to the limitations set forth in Sections 4.11 and 4.12(b), if necessary, the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable following such Initiating Shelf Holder’s cooperation with any reasonable requests of the Company for information.

(f) Form S-3 Underwriting Procedures.  In an Underwritten Shelf Take-Down, the managing underwriter or underwriters selected for such offering (the “Approved Underwriters”) shall be selected in accordance with Section 4.01(b) hereof.  In connection with an Underwritten Shelf Take-Down, none of the Registrable Securities held by any S-3 Participating Holders shall be included in such Underwritten Shelf Take-Down unless such S-3 Participating Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Shelf Holder and the Approved Underwriter (including, without limitation, offering price, underwriting commissions and discounts and lock-up agreement terms) and then only in such quantity as set forth below.  If the Approved Underwriter advises the Company that the aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the Registrable Securities in such offering then the Company shall include in such offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the S-3 Participating Holders that are participating in such Underwritten Shelf Take-Down, which Registrable Securities shall be allocated pro rata among such holders, based on the number of Registrable Securities held by each such holder, second, any other securities of the Company requested by any other holders thereof to be included in such Underwritten Shelf Take-Down and third, securities offered by the Company for its own account.  Notwithstanding the foregoing, immediately upon determination of the price at which such Registrable Securities are to be sold in an offering in an S-3 Registration that is an Underwritten Shelf Take-Down, if such price is below the price which the Initiating Shelf Holder finds acceptable, then such Initiating Shelf Holder shall then have the right, by written notice to the Company, to withdraw their Registrable Securities from being included in such offering; provided, that such a withdrawal by such holder shall constitute and effect an automatic withdrawal by all other S-3 Participating Stockholders.

ARTICLE V

CERTAIN COVENANTS AND AGREEMENTS

SECTION 5.01 Confidentiality.

(a) Each Shareholder, GAP and OH agrees that it shall (and shall cause its Affiliates and its and their officers, directors, employees, legal counsel, agents and representatives (together with the Affiliates, the “Confidentiality Affiliates”) to) (i) hold confidential and not disclose (other than by a Shareholder to its Confidentiality Affiliates having a reasonable need to know in connection with the permitted purposes hereunder), without the prior written consent of the Company, all confidential or proprietary written, recorded or oral information or data (including research, developmental, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know how and computer programming and other software techniques) provided or developed by the Company (or any of its Subsidiaries), whether such confidentiality or proprietary status is indicated orally or in writing, including in connection with the recipient’s activities as a Director pursuant to Article II hereof, or the receiving Shareholder or its Confidentiality Affiliates should reasonably have understood that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”), and (ii) use such Confidential Information only for the purposes of performing its obligations hereunder to which it is a party and carrying on the business of the Company and its Subsidiaries; provided, however, that Shareholders may, where reasonably necessary, disclose any such Confidential Information on a confidential basis to their legal counsel, agents and representatives; provided, further, that the disclosing Shareholder shall remain liable for any breach of the confidentiality obligations contained herein by its counsel, agents and representatives.

(b) The obligations contained in Section 5.01(a) shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving Person’s obligations hereunder, known to the public, (ii) was or becomes known to the receiving Shareholder or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source, on the one hand, and the disclosing Shareholder’s or discloser’s Confidentiality Affiliates or a third party, on the other hand, (iii) is independently developed by the receiving Shareholder or its Confidentiality Affiliates or (iv) is required to be disclosed by law, governmental regulation or applicable legal process (provided that such Person shall have used commercially reasonable efforts to resist such disclosure and notified the Company in advance of such compelled disclosure).

SECTION 5.02 Conflicting Agreements.  Each Shareholder (other than WB) represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Common Shares, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Common Shares, or exercise any rights it may have under Applicable Law in a manner that is, inconsistent with the provisions of this Agreement or for the purpose or with the effect of transferring or expanding its own rights, or circumventing the requirements imposed upon it, under this Agreement in a manner not permitted by this Agreement or denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Common Shares or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Common Shares in any manner that is inconsistent with this Agreement.

SECTION 5.03 Corporate Opportunity.  The provisions of this Section 5.03 regulate and define the conduct of certain affairs of the Company as they may involve officers and Directors of the Company who are officers or directors of a Specified Shareholder, or an Affiliate of a Specified Shareholder, and the powers, rights, duties and liabilities of the Company and its officers, Directors and Shareholders in connection therewith; provided, however, that nothing in this Section 5.03 (i) is intended to negate, limit or otherwise modify any other rights or obligations of any party hereto, including the obligations of GE and its Affiliates and Subsidiaries under Section 5.4 of the Securities Purchase Agreement, (ii) will limit the Company’s ability to enter into contractual arrangements with a Specified Shareholder, or an Affiliate of a Specified Shareholder, which arrangements restrict such Specified Shareholder or its Affiliate from engaging in activities otherwise allowed by this Section 5.03, and the following provisions shall be subject to any such contractual obligation of the Company or (iii) apply to, or limit the obligations of, any employee or officer of the Company or its Subsidiaries.

(a) In the event that a Director or officer of the Company who is also a director or officer of a Specified Shareholder, or an Affiliate of a Specified Shareholder, acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity for both the Company and such Specified Shareholder or its Affiliate, to the fullest extent permitted by Applicable Law, such Director or officer of the Company (i) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such Director or officer to the Company and its Shareholders with respect to such Corporate Opportunity, (ii) shall not be liable to the Company or its other Shareholders for breach of any fiduciary duty by reason of the fact that such Specified Shareholder or any of its Affiliates pursues or acquires such Corporate Opportunity for itself or directs such Corporate Opportunity to another person (including, without limitation, such Specified Shareholder or any of its Affiliates) or does not communicate information regarding such Corporate Opportunity to the Company, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in or not opposed to the best interests of the Company and (iv) shall be deemed not to have breached his or her duty of loyalty to the Company or its shareholders and not to have derived an improper benefit therefrom, if such Director or officer acts in a manner consistent with the following policy:

(i) A Corporate Opportunity available to any person who is an officer of the Company (whether or not a Director), and who is also a director but not an officer of a Specified Shareholder, or an Affiliate of a Specified Shareholder, shall belong to the Company, unless such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of such Specified Shareholder or its Affiliate, in which case such Corporate Opportunity shall belong to such Specified Shareholder or its Affiliate;

(ii) A Corporate Opportunity available to any person who is a Director but not an officer of the Company, and who is also an officer or employee (whether or not a director) of a Specified Shareholder, or an Affiliate of a Specified Shareholder, shall belong to the Company if such opportunity is expressly offered to such person in writing solely in his or her capacity as a Director of the Company, and otherwise shall belong to such Specified Shareholder or its Affiliate; and

(iii) A Corporate Opportunity available to any person who is an officer (or employee) or director of both the Company and a Specified Shareholder, or an Affiliate of a Specified Shareholder, shall belong to the Company, if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or director (or employee) of the Company, and otherwise shall belong to such Specified Shareholder or its Affiliate.

(b) A Corporate Opportunity that belongs to a Specified Shareholder or any of its Affiliates, on the one hand, or to the Company, on the other hand, pursuant to the foregoing policy shall not be pursued by the other, unless and until the party to whom the opportunity belongs determines not to pursue the opportunity and so informs the other party.  Notwithstanding the preceding sentence, (i) if the party to whom the Corporate Opportunity belongs does not, within a reasonable period of time of receipt of notice of the Corporate Opportunity, begin to pursue, and thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such Corporate Opportunity or direct it to another person, and (ii) if a Corporate Opportunity that belongs to a Specified Shareholder was developed or otherwise made available independently to the Company, the Company may pursue such Corporate Opportunity, and such pursuit shall not violate this Agreement.

(c) For purposes of this Section 5.03 only, a Director of the Company who is Chairman or Vice Chairman of the Board of the Company shall not be deemed to be an officer of the Company by reason of holding such position (without regard to whether such position is deemed an officer of the Company under the Charter of the Company), unless such person is a full-time employee of the Company.

SECTION 5.04 Financial and Other Information.

(a) Reserved.

(b) Reserved.

(c) Tax Matters.  The Company agrees to provide, or cause to be provided, to WB and GICo (and following the Distribution, GAP and OH), as soon as reasonably practicable after written request therefor, any information in the possession or under the control of the Company which WB or GICo (and following the Distribution, GAP and OH), as the case may be, reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on WB or GICo (and following the Distribution, GAP and OH), as the case may be, under applicable tax laws or (ii) for use in any tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, in each case with respect to any taxable period (or portion thereof) ending on or prior to the date of the Qualified Initial Public Offering.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01 Binding Effect; Assignability; Benefit.

(a) The Company shall cause any Permitted Transferee acquiring Common Shares (unless already bound hereby) to execute and deliver a Joinder Agreement in the form of Exhibit B hereto and such Person shall thenceforth be a “Shareholder.”

(b) Subject to Section 6.01(c), this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Any Shareholder that ceases to own beneficially any Common Shares shall cease to be bound by the terms hereof (other than Section 5.01 and this Article VI).

(c) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Common Shares or otherwise, except as expressly set forth in the following sentence.  Notwithstanding anything to the contrary, none of the rights of any Shareholder may be Transferred, other than (A) in a Transfer to a Permitted Transferee (in which case all such rights may be transferred) and (B) the rights of a Shareholder pursuant to Article III and Article IV, which rights, in the case of clause (A) or (B), may be Transferred only pursuant to a Compliant Transfer and which rights, in the case of Article IV, may only be Transferred to a Transferee who is not a Permitted Transferee if shares representing at least 1% of the outstanding Common Shares or, if fewer, shares having a Market Value of not less than $25 million, are transferred to such Transferee by a Shareholder who was a party to this Agreement as of the date hereof, except that with respect to the right to make a Demand Request pursuant to Section 4.01, such number of transferred shares shall be not less than 5% of the outstanding Common Shares.  In each case, such percentage or value of shares shall be measured as of the date of Transfer.

SECTION 6.02 NOTICES.  All notices, requests and other communications to any party shall be in writing and shall be delivered in person (including by courier or express mail service), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission:

If to any Company to:

GENPACT LIMITED
Canon’s Court
22 Victoria Street
Hamilton, Bermuda
Attention:	Board of Managers
Facsimile:	(441) 292 8666

with a copy to (which shall not constitute notice):

GENPACT INTERNATIONAL, INC.
105 Madison Avenue, Second Floor
New York, NY 10016
Attention:	Victor Guaglianone, Esq.
Facsimile:	(646) 823-0469

If to GE, GECM or GECIM to:

GE CAPITAL (MAURITIUS) HOLDINGS LIMITED
Les Cascades, Edith Cavell Street
Port Louis, Mauritius
Attention:	Board of Directors
Facsimile:	011 230 212 9833

with a copy to (which shall not constitute notice):

GE ENTERPRISES COMPANY
3135 Easton Turnpike, W3A24
Fairfield, CT 06431
Attention:	Senior Counsel for Transactions
Facsimile:	(203) 373-3008

with a copy to (which shall not constitute notice):

GE CAPITAL EQUITY GROUP, INC.
201 Merritt 7, 1st Floor
P.O. Box 5201
Norwalk, CT 06851
Attention:	Account Manager – Genpact/GE Capital Equity
General Counsel
Facsimile:	(203) 229-5097

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Alexander D. Lynch, Esq.
Facsimile:	(212) 310-8007

If to GAP, to:

General Atlantic LLC
55 East 52nd Street, 32nd Floor
New York, NY 10055
Attention:	Christopher G. Lanning
Facsimile:	(917) 206-1940

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Matthew W. Abbott, Esq.
Kenneth M. Schneider, Esq.
Facsimile:	(212) 757-3990

If to OH, to:

Oak Hill Capital Management, LLC
Park Avenue Tower
65 East 55th Street, 32nd Floor
New York, NY 10022
Attention:	John R. Monsky, Esq.
Facsimile:	(212) 527-8450

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Matthew W. Abbott, Esq.
Kenneth M. Schneider, Esq.
Facsimile:	(212) 757-3990

If to GICo, to each of GAP and OH with a copy to
(which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Matthew W. Abbott, Esq.
Kenneth M. Schneider, Esq.
Facsimile:	(212) 757-3990

If to WB, to:

Wells Fargo & Company
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152
Attention: Michael D. Golden
Facsimile: (212) 214-5911

with a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP
1717 Main Street
Dallas, Texas 75201
Attention:	John A. Funk, Esq.
Facsimile:	(214) 466-4141

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m.  in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one (1) Business Day, or by personal delivery, whether courier or otherwise, made within two (2) Business Days after the date of such facsimile transmissions.  Any Person that hereafter becomes a Shareholder shall provide its address and fax number to each Company, which shall promptly provide such information to each other Shareholder.

SECTION 6.03 Waiver; Amendment; Termination.

(a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by (i) the Company, (ii) GICo (and following the Distribution, each of GAP and OH), and (iii) if it is adversely affected by such amendment or other modification, WB.  Notwithstanding anything to the contrary herein, the Company, acting alone, may execute and deliver a Joinder Agreement and add parties hereto in connection with any issuance of Common Shares or any Transfer permitted by and made in accordance with the terms of this Agreement.

(b) This Agreement shall terminate with respect to any Shareholder, when such Shareholder ceases to own any Common Shares; provided, that, GICo (and following the Distribution, each of GAP and OH, individually) shall cease to have any rights to make a Demand Request under Section 4.01(a) ninety (90) days following such time that GICo (and following the Distribution, each of GAP and OH, individually) cease to hold at least 5% of the outstanding Common Shares of the Company. Notwithstanding anything contained herein to the contrary, Section 4.06, Section 5.01, Section 5.03 and Article VI shall survive any termination of this Agreement.

(c) Nothing contained in this Agreement shall be deemed to constitute a determination or admission by any party hereto that the Common Shares held by any Shareholder constitute, or do not constitute, Registrable Securities as of the date hereof.  Nothing contained in this Agreement shall be deemed to be an admission by any Shareholder that it is part of a “group” or obligate any Shareholder to make filings with the SEC as a “group.” Each Shareholder may, in any filing with the SEC, disclaim beneficial ownership of any Common Shares held by any other Shareholder.

SECTION 6.04 Governing Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state; provided that, to the extent Applicable Law is expressly made applicable, this Agreement shall be construed in accordance with Applicable Law.  Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York or in New York State Court, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts.  Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  The parties agree that any notice delivered in accordance with Section 6.02 hereof shall be sufficient to satisfy the service of process requirements of any jurisdiction in which a party may be served.

SECTION 6.05 WAIVER OF JURY TRIAL.  EACH OF THE SHAREHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

SECTION 6.06 Specific Enforcement; Cumulative Remedies.  The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his, her or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

SECTION 6.07 Entire Agreement.

(a) This Agreement and any exhibits and other documents referred to herein or executed in connection herewith constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings (including the Prior Agreement), both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(b) To the extent the terms of any other shareholders agreement, partnership agreement, limited liability company agreement, registration rights agreement or any other similar governance instrument or agreement of any Subsidiary of the Company are contradictory to, or inconsistent with, the terms of this Agreement, the terms of this Agreement shall supersede such conflicting or inconsistent terms and the parties shall comply with and cause their Affiliates and each of the Company’s Subsidiaries to enforce the terms of this Agreement notwithstanding any such contradictory or inconsistent terms.  All terms of such instruments and agreements not contradictory to, or inconsistent with, the terms of this Agreement shall remain in full force and effect.

SECTION 6.08 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.

SECTION 6.09 Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GENPACT GLOBAL HOLDINGS (BERMUDA) LIMITED

By: /s/ Heather White
Name: Heather White Title: Vice President

GENPACT GLOBAL (BERMUDA) LIMITED

By: /s/ Heather White
Name: Heather White
Title: Vice President

[Signature page to Second Amended and Restated Shareholders Agreement]

GENPACT LIMITED

By: /s/ Heather White
Name: Heather White
Title: Vice President

[Signature page to Second Amended and Restated Shareholders Agreement]

OAK HILL CAPITAL PARTNERS (BERMUDA), L.P.,

By: OHCP GenPar (Bermuda), L.P.
its General Partner

By: OHCP MGP Partners (Bermuda), L.P.,
its General Partner

By: OHCP MGP (Bermuda), Ltd.,
its General Partner

By: /s/ John R. Monsky
Name: John R. Monsky
Title: Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS (BERMUDA), L.P.

By: OHCP GenPar (Bermuda), L.P.,
its General Partner

By: OHCP MGP Partners (Bermuda), L.P.,
its General Partner

By: OHCP MGP (Bermuda), Ltd.,
its General Partner

By: /s/ John R. Monsky
Name: John R. Monsky
Title: Vice President

OAK HILL CAPITAL PARTNERS II (CAYMAN), L.P.

By: OHCP GenPar II (Cayman), L.P.,
its General Partner

By: OHCP MGP Partners II (Cayman), L.P.,
its General Partner

By: OHCP MGP II (Cayman), Ltd.,
its General Partner

By: /s/ John R. Monsky
Name: John R. Monsky
Title: Vice President

OAK HILL CAPITAL PARTNERS II (CAYMAN II), L.P.

By: OHCP GenPar II (Cayman), L.P.,
its General Partner

By: OHCP MGP Partners II (Cayman), L.P.,
its General Partner

By: OHCP MGP II (Cayman), Ltd.,
its General Partner

By: /s/ John R. Monsky
Name: John R. Monsky
Title: Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS II (CAYMAN), L.P.

By: OHCP GenPar II (Cayman), L.P.,
its General Partner

By: OHCP MGP Partners II (Cayman), L.P.,
its General Partner

By: OHCP MGP II (Cayman), Ltd.,
its General Partner

By: /s/ John R. Monsky
Name: John R. Monsky
Title: Vice President

[Signature page to Second Amended and Restated Shareholders Agreement]

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.

By: GAP (BERMUDA) LIMITED,
its General Partner

By: /s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAP-W INTERNATIONAL, L.P.

By: GAP (BERMUDA) LIMITED,
its General Partner

By: /s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAPSTAR, LLC

By: GENERAL ATLANTIC PARTNERS, LLC,
its Sole Member

By: /s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAP COINVESTMENTS III, LLC

By: /s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: A Managing Member

GAP COINVESTMENTS IV, LLC

By: /s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: A Managing Member

GAPCO GMBH & CO. KG

By: GAPCO MANAGEMENT GMBH,
its General Partner

By: /s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Procuration Officer

[Signature page to Second Amended and Restated Shareholders Agreement]

GENPACT INVESTMENT CO. (BERMUDA) LIMITED

By: /s/ Christopher G. Lanning
Name: Christopher G. Lanning
Title: Director

By: /s/ John R. Monsky
Name: John R. Monsky
Title: Director

[Signature page to Second Amended and Restated Shareholders Agreement]

WIH HOLDINGS

By: /s/ Shannon K. Woody
Name: Shannon K. Woody
Title: Director

[Signature page to Second Amended and Restated Shareholders Agreement]

EXHIBIT A

GICO DIRECTORS

1.	Gary Reiner
2.	Mark F. Dzialga
3.	Douglas M. Kaden
4.	Denis J. Nayden
OTHER DIRECTORS

5.	Pramod Bhasin
6.	Robert G. Scott
7.	John Barter
8.	Jagdish Khattar
9.	James C. Madden
10.	Michael Spence

A-1

EXHIBIT B

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Second Amended and Restated Shareholders Agreement dated as of June 6, 2011 (as the same may be amended from time to time, the “Shareholders Agreement”) among GENPACT LIMITED, a company organized under the laws of Bermuda, GENPACT GLOBAL HOLDINGS (BERMUDA) LIMITED, a company organized under the laws of Bermuda, GENPACT GLOBAL (BERMUDA) LIMITED, a company organized under the laws of Bermuda and the other signatories thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and “Shareholder” under the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder from whom it has acquired Common Shares (to the extent permitted by Section 6.01 of the Shareholders Agreement and, if the Joining Party is not a Permitted Transferee, as specifically provided in Exhibit A attached hereto) as if it had executed the Shareholders Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: __________, ____

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

B-1

AGREED ON THIS [_____] day of [__________], 200[_]:

GENPACT LIMITED

By:
Name:
Title:

B-2